--------------------------------------------------------------------------------
                                                  Registration No. 333-
--------------------------------------------------------------------------------
                    As filed with the Securities and Exchange
                           Commission on July 14, 1999
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                            -------------------------
                                    FORM S-3
                             Registration Statement
                                    Under The
                             Securities Act of 1933
                            ------------------------
                           INTERNATIONAL ISOTOPES INC.
                 (Name of Small Business Issuer in its Charter)

              TEXAS                              2835                      74-276837
  (State or other Jurisdiction       (Primary Standard Industrial      (I.R.S. Employer
of Incorporation or Organization)     Classification Code Number)     Identification No.)

                             3100 JIM CHRISTAL ROAD
                            Denton, Texas 76207-9987
                                 (940) 484-9492
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)
                            IRA LON MORGAN, CHAIRMAN
                             3100 JIM CHRISTAL ROAD
                            Denton, Texas 76207-9987
                                 (940) 484-9492
            (Name, Address and Telephone Number of Agent for Service)
                                    COPY TO:
                                CURTIS R. ASHMOS
                            LOCKE LIDDELL & SAPP LLP
                             100 CONGRESS, SUITE 300
                               AUSTIN, TEXAS 78701
                                 (512) 305-4716
                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

TITLE OF EACH CLASS                       PROPOSED MAXIMUM      PROPOSED MAXIMUM
OF SECURITIES TO BE     AMOUNT TO BE     OFFERING PRICE PER    AGGREGATE OFFERING       AMOUNT OF
    REGISTERED           REGISTERED            SHARE                 PRICE          REGISTRATION FEE
-------------------   ----------------   ------------------    ------------------   ----------------
Common Stock, $.01
par value             3,911,710 shares       $9.03125(1)         $35,327,631(1)        $ 9,821.08

     (1) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon an assumed price of $9.03125, the average of the high and low sales prices of the Common Stock as reported on Nasdaq SmallCap Market on July 12, 1999.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                                3,911,710 SHARES

                           INTERNATIONAL ISOTOPES INC.
                                  COMMON STOCK

                            -------------------------

     This Prospectus relates to the offering for resale of 3,911,710 shares of Common Stock, par value $.01 per share (the "Common Stock"), of International Isotopes Inc. ("I3" or the "Company"). All of the Common Stock being registered may be offered and sold from time to time by certain selling stockholders of the Company. See "Selling Stockholders" and "Manner of Offering." The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders.

     The Company's Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "INIS" and is listed on the Boston Stock Exchange ("BSE") under the symbol "ITL." On July 12, 1999, the last reported sale price for the Company's Common Stock on the Nasdaq SmallCap Market was $ 9.1875 per share.

                      -----------------------------------

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                         SEE "RISK FACTORS" ON PAGE 1.

                       -----------------------------------

                       NEITHER THE SECURITIES AND EXCHANGE
           COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED
              OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS
          PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                       -----------------------------------

     The Company has not authorized any person, agent or entity to give any information or make any representation other than those contained in this Prospectus (including material incorporated by reference herein). You should not rely on any such information or representation as having been authorized by the Company. This Prospectus is not an offer to sell the securities and it is not soliciting an offer to buy the securities in any state where offers or sales are not permitted.

                   The date of this Prospectus is July 14, 1999

                                TABLE OF CONTENTS


Forward Looking Statements .................................................  1

The Company.................................................................  1

Risk Factors................................................................  1

Selling Stockholders .......................................................  2

Manner of Offering .........................................................  6

Incorporation of Certain Documents by Reference ............................  7

Legal Matters ..............................................................  8

Experts ....................................................................  8

Available Information.......................................................  8

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains, or incorporates by reference, certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based on experience, market trends, our perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. The forward-looking statements included in this Prospectus are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, market, governmental and technological factors affecting the Company's operations, production, markets, products, services and prices, and other factors discussed in our filings under the Securities Act and the Exchange Act. Investors are cautioned that such forward-looking statements are not guarantees of our future performance and that actual results, developments and business decisions may differ from those envisioned by our forward-looking statements.

                                   THE COMPANY

     International Isotopes Inc., a Texas corporation (the "Company," "We" or "I(1/4)" ), is a developmental stage Company that has begun executing plans for operations in the production, marketing, and distribution of a full range of products used in diagnostic and therapeutic nuclear medicine, research and industry. Completion of the plans we have developed will establish the first independent commercial domestic producer of a full range of finished radiopharmaceuticals (on a contract or joint venture basis), pharmaceutical grade radioisotopes, radioisotopes and medical devices for commercial sale to the nuclear medicine industry for the diagnosis and therapeutic treatment of cancer and other diseases. We are also engineering instrumentation and products for the radiation therapy and medical imaging markets.

     Our principal executive offices located at 3100 Jim Christal Road, Denton, Texas 76207-9987. The telephone number is (940) 484-9492.

                                  RISK FACTORS

     An investment in our Common Stock is speculative and involves a substantial degree of risk. Investors should carefully consider, along with other information in this Prospectus, the considerations and risks set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and other reports and documents filed by the Company from time to time with the SEC in evaluating an investment in our Company. You should not purchase any Common Stock unless you can afford to lose your entire investment.

                              SELLING STOCKHOLDERS

     The following table sets forth certain information, as of June 30, 1999, with respect to the shares of Common Stock beneficially owned prior to the offering and the shares being offered hereby by the stockholders listed below (the "Selling Stockholders"). All of the shares of Common Stock offered hereby were issued originally, or underly other securities issued originally, in transactions not involving a public offering. Absent the current registration, such shares may not be sold by the Selling Stockholders, except in certain limited situations including compliance with Rule 144 under the Securities Act. The shares were acquired as follows:

          o 1,062,741 shares were issued in May and June 1999 to a total of 36 accredited investors pursuant to a private placement of Units (the "1999 Private Placement"), each Unit consisting of one share of the Company's Common Stock at $9.10 per share, plus a three year Warrant to purchase an additional share of Common Stock at $10.00 per share.

          o 1,062,741 shares are reserved for issuance upon exercise of the Warrants issued in connection with the 1999 Private Placement.

          o 814,680 shares are reserved for issuance upon exercise of certain Warrants issued to accredited investors who had participated in the Company's 1998 Private Placement.

          o 114,680 shares were issued in connection with the Company's 1998 Private Placement.

          o 98,039 shares were issued to Endotech, Inc. in payment of royalties pursuant to a license agreement related to the Company's I-125 brachytherapy seeds.

          o 758,829 additional shares are being registered on behalf of the Company's Chairman. These shares represent his original founders shares.

                                          SHARES OF COMMON STOCK
                                             BENEFICIALLY OWNED            SHARES OFFERED
                 NAME                     PRIOR TO THIS OFFERING       BY THIS PROSPECTUS(2)
                 ----                     ----------------------       ---------------------
Ira Lon Morgan*                                1,853,935                     1,341,935

Tommy Thompson*                                  223,625                        24,000

Virgil Simmons*                                  257,429                        12,000

William W. Nicholson * (3)                       982,589                        36,000

                                          SHARES OF COMMON STOCK
                                             BENEFICIALLY OWNED            SHARES OFFERED
                 NAME                     PRIOR TO THIS OFFERING       BY THIS PROSPECTUS(2)
                 ----                     ----------------------       ---------------------
Auric Partners                                   704,428                       595,428

Endotech, Inc.                                   127,056                        98,039

Three Eyes Partners, Ltd.                         44,000(1)                     12,000

John Paul Dejoria                                110,000                        30,000

Richard Dusansky                                  35,000(1)                     19,000

Interfin Corporation                             187,000                        91,000

Granite Capital, L.P.                            380,130                       257,490

Granite Capital II, L.P.                          14,250(1)                     14,250

Granite Capital Overseas Limited                  41,800(1)                     41,800

Granum Value Fund                                 53,600(1)                     53,600

Daniel Patrick McCormack                         166,000                        34,000

John William McCormack                           166,000                        34,000

Megan Anne McCormack                             166,000                        34,000

Elkhorn Partners Limited Partnership              18,800(1)                     12,400

James and Marie Keane                            124,000                        12,000

James B. Skaggs                                   22,000(1)                      6,000

Morgan Keegan Custodian FBO James B.
Skaggs IRA                                        22,000                         6,000

The Leone Family Irrevocable Trust                66,000(1)                     18,000

                                          SHARES OF COMMON STOCK
                                             BENEFICIALLY OWNED            SHARES OFFERED
                 NAME                     PRIOR TO THIS OFFERING       BY THIS PROSPECTUS(2)
                 ----                     ----------------------       ---------------------
Parsow Partnership, Ltd.                          33,200(1)                     23,600

Patrick Mackin                                    64,000(1)                     32,000

Peter Schwalje                                    21,000(1)                     13,000

T&LRM Family Partnership, Ltd.                    54,988(1)                     22,988

Gary Schwendiman (4)                             207,000                         6,000

Schwendiman Consulting Group
Retirement Plan                                   11,000(1)                      3,000

Schwendiman Global Health Sciences
Fund, L.P.                                        64,000(1)                     18,000

Biotechnology Fund, L.P.                         110,000                        30,000

Robert Dee Schwendiman                            10,988(1)                     10,988

Robert Dee Schwendiman                            34,904(1)                     34,904

John Luther King and Teresa Carter King          165,000                       101,000

LKCM Investment Partnership                      286,000                       190,000

Fred Smithline                                   160,000                        12,000

Stephen A. Kaplan                                 44,000(1)                     12,000

Thomas R. Schoonover                              70,000(1)                     54,000

Thomas Schoonover, Trustee                        44,500(1)                     44,500

                                          SHARES OF COMMON STOCK
                                             BENEFICIALLY OWNED            SHARES OFFERED
                 NAME                     PRIOR TO THIS OFFERING       BY THIS PROSPECTUS(2)
                 ----                     ----------------------       ---------------------
George F. Schoonover                               7,000(1)                      7,000

Bette H. Schoonover                                7,000(1)                      7,000

Jack Gourley, Jr.                                  3,500(1)                      3,500

Thomas N. and Patricia S. Jones                    3,500(1)                      3,500

Thomas N. Jones, Trustee, Thomas
Jones M/P/P/S Plan                                 3,500(1)                      3,500

John Baccich                                      14,000(1)                     14,000

Theresa Rains                                      3,500(1)                      3,500

James K. and Moni C. Eichelberger                267,340                        87,956

Moni C. Eichelberger                              61,388(1)                     44,000

Lori K. Eichelberger Trust, Moni C.
Eichelberger, Trustee                             79,440(1)                     54,988

Jeffrey K. Eichelberger Trust,
Moni C. Eichelberger, Trustee                     81,540(1)                     54,988

Jeffrey Eichelberger                               3,300(1)                      3,300

John H. Curttright and Pamela P.
Curttright                                         1,100(1)                      1,100

Renee Belfer Trust,
Robert A. Belfer, Trustee                         43,956(1)                     43,956

Double I Investors                                88,000(1)                     24,000

                                          SHARES OF COMMON STOCK
                                             BENEFICIALLY OWNED            SHARES OFFERED
                 NAME                     PRIOR TO THIS OFFERING       BY THIS PROSPECTUS(2)
                 ----                     ----------------------       ---------------------
Double I Group                                    55,000(1)                     55,000

John Bryan King                                   22,000(1)                     22,000

Scott C. Hollman                                  22,000(1)                     22,000

Brent Clum                                        10,000(1)                     10,000

David Dowler                                      10,000(1)                     10,000

John Bryan King and Mason King                    11,000(1)                     11,000

Lee Halford, Jr.                                   6,000(1)                      6,000

Jeff Alexander and Laura Alexander                 5,500(1)                      5,500

Scott and Julie Kleberg Investment
Partnership, L.P.                                 11,000(1)                     11,000

Ralph D. McBride                                  44,000(1)                     12,000

* Director or Officer/Director of the Company

(1)  Less than 1% of Common Stock outstanding

(2) Assumes all shares of Common Stock offered hereby are sold in this offering. There is no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereby.

(3) The shares beneficially owned includes 133,000 shares beneficially owned by Auric Partners, of which Mr. Nicholson is a partner.

(4) Beneficially owned amount includes 11,000 shares beneficially owned by Schwendiman Consulting, 64,000 shares beneficially owned by Schwendiman Global Health Sciences, and 110,000 shares beneficially owned by Biotechnology Fund, L.P.

                               MANNER OF OFFERING

     The shares of Common Stock offered hereby may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the Nasdaq SmallCap Market, on the Boston Stock Exchange or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of Common Stock may be sold in one or more of the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In affecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in resales.

     In connection with distribution of the shares of Common Stock offered hereby or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of shares of Common Stock registered hereunder in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell shares of Common Stock short and redeliver the shares of Common Stock registered hereunder to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares of Common Stock registered hereunder, which the broker dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Stockholder may also loan or pledge the shares of Common Stock registered hereunder to a broker-dealer and the broker-dealer may sell the shares of Common Stock so loaned or upon default the broker-dealer may effect sales of the pledged shares pursuant to this Prospectus. The Selling Stockholders may also pledge shares of Common Stock registered hereunder to a lender other than a broker-dealer, and upon default such lender may sell the shares of Common Stock so pledged pursuant to this Prospectus. The Selling Stockholders may also contribute or sell shares of Common Stock offered hereunder to trusts or other entities for the benefit of the contributing Selling Stockholder and members of his or her family.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated in connection with the sale of Common Stock. Such broker-dealers and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any securities covered by the Prospectus which qualify for sale under Rule 144 under the Securities Act may be sold pursuant to Rule 144 rather than pursuant to this Prospectus.

     All costs, expenses and fees in connection with the registration of the shares of Common Stock offered hereby shall be borne by the Company. Commissions and discounts, if any, attributable to the sales of shares of Common Stock hereunder will be borne by the Selling Stockholders. The Selling Stockholders may agree to indemnify any broker-dealer or agent that participates in a transaction involving sales of shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. The Company has agreed to indemnify the Selling Stockholders against certain liabilities in connection with the offering of the shares of Common Stock hereunder, including liabilities arising under the Securities Act.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated by reference in this Prospectus:

          (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as amended;

          (2) the Company's Quarterly Report on Form 10-Q for the three month periods ended March 31, 1999.

          (3) the Company's Current Report on Form 8-K filed on May 28, 1999;
     and

          (4) the description of the Company's Common Stock contained in the Company's Registration Statement on form 8-A filed August 1, 1997, including any amendment or report filed for the purposes of updating such description.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     A copy of the documents incorporated by reference (other than exhibits thereto) will be forwarded without charge to each person to whom this Prospectus is delivered, upon such person's written or oral request to International Isotopes Inc., Office of the Secretary, 3100 Jim Christal Road, Denton, Texas 76207-9987, telephone number (940) 484-9492. The Company's internet address is ilmorgan@intiso.com.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby have been passed upon for the Company by Locke Liddell & Sapp LLP, Austin, Texas.


                                     EXPERTS

     The consolidated financial statements of the Company as of December 31, 1997 and 1998 and for the years then ended and the periods from November 1, 1995 (inception) to December 31, 1996 and December 31, 1998 have been incorporated by reference herein in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in auditing and accounting.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and accordingly files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied, at prescribed rates, at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet web site at http://www.sec.gov/ that also contains such reports, proxy statements and other information.

     The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. The Registration Statement has been filed electronically with the Commission pursuant to its Electronic Data Gathering and Retrieval ("EDGAR") system. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement.

                                     PART II

Information Not Required in Prospectus


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of this offering, all of which will be paid by Registrant, are as follows:

     SEC Registration Fee                                        $ 9,821.08
     Boston Stock Exchange Listing Fee                           $ 5,500.00
     Nasdaq Listing Fee                                          $11,000.00
     Accounting Fees and Expenses                                $ 5,000.00
     Registrant's Legal Fees and Expenses                        $20,000.00

         Total                                                   $51,321.08

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Texas Business Corporation Act ("TBCA"), the Company's Restated Articles of Incorporation provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent permitted by the TBCA against actions that may arise against them in such capacities, and advance expenses in connection with any such actions. Registrant's Restated Articles of Incorporation provide that directors of the Company will not be personally liable to Registrant or its stockholders for monetary damages for any act or omission in his capacity as a director except as authorized under the TBCA. The TBCA provides that a corporation may indemnify a person who was, is, or is threatened to be made a named defendant in a proceeding because such person is or was a director if it is determined in accordance with the provisions of the TBCA that the person (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity as director, that his conduct was in the corporation's best interests or, in other cases, that his conduct at least was not opposed to the corporation's interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A director may not be indemnified with respect to a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity, or in which the person is found liable to the corporation. Officers, employees and agents of a corporation are entitled to be indemnified by the corporation as, and to the same extent provided for, directors of the corporation.

     Registrant carries directors' and officers' liability insurance with an aggregate policy limit of $5,000,000.

ITEM 16.  EXHIBITS.

Exhibits

4.1 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (Registration No. 333-26269)).

4.2  Form of Warrant issued to investors in the Company's 1999 Private
     Placement.

4.3 Amended and Restated Warrant Agreement entered into between the Company and each of the investors in the Company's 1998 Private Placement (incorporated by reference to Exhibit 5.1 to the Company's Form 8-K filed on May 28,
     1999).

5. Opinion of Locke Liddell & Sapp LLP with respect to the legality of the securities being registered hereby.

23.1 Consent of KPMG LLP

23.2 Consent of Locke Liddell & Sapp LLP (included in Exhibit 5).

24   Power of Attorney (included as part of Signature page).

ITEM 17.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of its Restated Articles of Incorporation, its By-Laws, the Texas Business Corporation Act or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by Registrant for expenses incurred or paid by an officer, director or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (40 or 497(b) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      POWER OF ATTORNEY TO SIGN AMENDMENTS

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint IRA LON MORGAN and CARL W. SEIDEL, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Denton, State of Texas, on the 8th day of July, 1999.


                                     INTERNATIONAL ISOTOPES INC.


                                     By: /s/ Ira Lon Morgan.
                                         ---------------------------------------
                                             Ira Lon Morgan, Ph.D.
                                             Chairman of the Board and Treasurer


                                     By: /s/ Carl W. Seidel.
                                         ---------------------------------------
                                             Carl W. Seidel
                                             President, Chief Executive
                                             Officer and Director

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

        SIGNATURE                              TITLE                               DATE
        ---------                              -----                               ----
/s/ Carl W. Seidel                    President, Chief Executive                July 8, 1999
------------------------------        Officer, and Director (Principal
Carl W. Seidel                        Executive Officer)


/s/ Joan Gillett                      Chief Financial Officer                   July 8, 1999
------------------------------        (Principal Financial and
Joan Gillett                          Accounting Officer)


/s/ Ira Lon Morgan                    Chairman of the Board and                 July 8, 1999
------------------------------        Treasurer
Ira Lon Morgan, Ph.D.


/s/ Tommy L. Thompson                 Executive Vice President, Chief           July 8, 1999
------------------------------        Operating Officer and Director
Tommy L. Thompson


/s/ Virgil L. Simmons                 Senior Vice President and Director        July 8, 1999
------------------------------
Virgil L. Simmons


/s/ John M. McCormack                 Director                                  July 8, 1999
------------------------------
John M. McCormack


/s/ William W. Nicholson              Director                                  July 8, 1999
------------------------------
William W. Nicholson


/s/ Robert J. Gary                    Director                                  July 8, 1999
------------------------------
Robert J. Gary

 /s/ Frederick J. Bonte               Director                                  July 8, 1999
------------------------------
Frederick J. Bonte, M.D.

/s/ Charles LeMaistre                 Director                                  July 8, 1999
------------------------------
Charles LeMaistre, M.D.

                                  EXHIBIT INDEX

EXHIBIT
  NO.    DESCRIPTION
-------  -----------
4.1      Specimen Common Stock Certificate (incorporated by reference to Exhibit
         4.1 to the Company's Registration Statement on Form SB-2 (Registration
         No. 333-26269)).

4.2      Form of Warrant issued to investors in the Company's 1999 Private
         Placement.

4.3 Amended and Restated Warrant Agreement entered into between the Company and each of the investors in the Company's 1998 Private Placement
         (incorporated by reference to Exhibit 5.1 to the Company's Form 8-K filed on May 28, 1999).

5. Opinion of Locke Liddell & Sapp LLP with respect to the legality of the securities being registered hereby.

23.1     Consent of KPMG LLP

23.2     Consent of Locke Liddell & Sapp LLP (included in Exhibit 5).

24       Power of Attorney (included as part of Signature page).